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Spectrum Bancorporation, Inc.
Spectrum Capital Trust I
July 20, 1999
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                                   EXHIBIT 8.1


                             [BAIRD HOLM LETTERHEAD]

                                  July 30, 1999


Spectrum Bancorporation, Inc.               Spectrum Capital Trust I
10834 Old Mill Road, Suite One              c/o Spectrum Bancorporation, Inc.
Omaha, Nebraska 68154-2648                  10834 Old Mill Road, Suite One
                                            Omaha, Nebraska 68154-2648

Re: Opinion of Counsel Related to the Material Federal Income Tax Consequences of the Purchase and Ownership of Preferred Securities Issued by Spectrum Capital Trust I

Ladies and Gentlemen:

We have acted as counsel to Spectrum Bancorporation, Inc. (the "Company") and Spectrum Capital Trust I in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Form S-1 Registration Statement, dated on or about June 11, 1999, Registration No. 333-80551 (the "Registration Statement"). The Registration Statement relates to the offer for sale of up to 2,875,000 ___% Cumulative Preferred Securities (the "Preferred Securities") of Spectrum Capital Trust I, a statutory business trust formed by the Company under the laws of the State of Delaware, and the Junior Subordinated Debentures to be issued by the Company to Spectrum Capital Trust I in connection with the sale of the Preferred Securities.

The discussion contained in the portion of the Registration Statement titled "Material Federal Income Tax Consequences" is our opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name in the Registration Statement under the captions "Material Federal Income Tax Consequences" and "Legal Matters." By giving the foregoing consents, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                             Respectfully Submitted,


                                             BAIRD, HOLM, McEACHEN,
                                             PEDERSEN, HAMANN & STRASHEIM